R-B RUBBER PRODUCTS, INC.
                     DIRECTORS STOCK OPTION PLAN INFORMATION

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                 This document constitutes part of a prospectus
                  covering securities that have been registered
                        under the Securities Act of 1933

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                            GENERAL PLAN INFORMATION

         R-B Rubber Products, Inc. (the "Company") established the R-B Rubber Products, Inc. Directors Stock Option Plan as amended (the "Plan") to provide a performance incentive for members of the Board of Directors, and to enable these individuals to acquire or increase proprietary interest in the success of the Company. The effective date of the Plan was February 21, 2000. The Company is the Registrant. The Plan has not yet been approved by the Company's shareholders.

         Pursuant to the terms of the Plan, the Company's Board of Directors (the "Board") has reserved the right to terminate, modify, or amend the Plan subject to the following restriction: The Board must obtain shareholder approval for any amendment that (1) increases the number of shares of Common Stock available under the Plan, (2) changes the Plan's eligibility provisions, or (3) requires shareholder approval under applicable law.

         The Plan Administrator may modify or amend outstanding options granted under the Plan, provided modification or amendment of an outstanding option shall not, without the consent of the optionee, impair or diminish any of the optionee's rights or any of the obligations of the Company. Except as otherwise provided in the Plan, no outstanding option shall be terminated without the consent of the optionee. The Plan is not subject to Section 401(a) of the Internal Revenue Code of 1986 (the "Code") or the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         The "Plan Administrator" is the Board, unless the Board authorizes and appoints a committee to serve as Plan Administrator. The Board may appoint the members of the committee for such terms as the Board may determine. The Board may from time to time remove members from, or add members to, the committee. Vacancies on the committee, however caused, may be filled by the Board.

         The Plan Administrator acts as the manager of the Plan, possessing discretionary authority to determine all matters relating to the options to be granted. The Plan Administrator has the sole authority to interpret the provisions of the Plan, any option issued under the Plan, and any rule or regulation applicable to the Plan. The Plan Administrator's interpretation is conclusive and binding on all interested parties.

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         Participants in the Plan may obtain additional information about the
Plan from R-B Rubber Products, Inc., whose address is 904 E. 10th Avenue, McMinnville, Oregon 97128, and whose telephone number is (503) 472-4691.

                            SECURITIES TO BE OFFERED

         The stock available under the stock options granted under the Plan are shares (the "Shares") of the Company's authorized but unissued common stock, with no par value ("Common Stock"). The total number of Shares that may be issued pursuant to options under the Plan shall not exceed an aggregate of 400,000.

                    EMPLOYEES WHO MAY PARTICIPATE IN THE PLAN

         The Plan provides that as of each annual shareholders meeting of the Company, each member of the Board of Directors who has served in that position for at least three months shall receive an option to purchase 7,000 Shares. The option shall be fully vested and immediately exercisable. The effective date of the grant will be the date of the annual meeting.

         The Plan provides for the granting of both incentive stock options under Section 422 of the Code and non-statutory options. Directors who are also employees of the Company (or a parent or subsidiary corporation of the Company) on the option grant date shall receive incentive stock options. Directors who are not also employees of the Company (or a parent or subsidiary corporation of the Company) on the option grant date shall receive non-statutory options.

                         PURCHASE OF SECURITIES OFFERED

         The purchase price per Share under each option shall equal 115% of the average closing price of the Company's Common Stock for the two week period preceding the annual shareholders meeting. An optionee must exercise his or her option, if at all, before it expires. Each option shall expire on the fifth anniversary of the date on which the option was granted.

         Payment of the option exercise price shall be made in full at the time the optionee delivers the notice of exercise to the Company. Payment shall be in cash, bank-certified check, cashier's check, or personal check (unless at the time of exercise the Plan Administrator in a particular case determines not to accept a personal check). Upon exercise of an option, the optionee will purchase authorized but unissued Common Stock from the Company. The Company will not impose any fees, commissions, or charges. The Company will receive the entire purchase price as stated in each option agreement.

                               RESALE RESTRICTIONS

         In certain situations directors and principal shareholders of the Company who receive options may not, for a period of six months following the initial grant of the option, sell the corresponding shares of Common Stock.


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                         FEDERAL INCOME TAX CONSEQUENCES

         The grant of a stock option will not trigger taxable income to the optionee. When any part of the non-statutory option is exercised, the optionee is deemed to have received ordinary income in an amount equal to the fair market value of the Common Stock received, minus the corresponding option price. In the event an optionee cannot sell Shares acquired through the exercise of an option without incurring liability under Section 16(b) of the Securities Exchange Act of 1934, the recognition of income is delayed (unless the optionee elects otherwise under Section 83(b) of the Code within 30 days of the exercise) until the earlier of (i) the end of six months after the purchase of the stock or (ii) the first day the restriction ceases.

         If an optionee exercises incentive stock options and does not dispose of the Shares received within two years after the date of the grant of such stock options or within one year after the issuance of the Shares to him or her, any gain realized upon disposition will be characterized as long-term capital gain. In such case, the Company will not be entitled to a tax deduction. If the optionee disposes of the shares either within two years after the date that the options are granted or within one year after the issuance of the Shares to him or her, such disposition will be treated as a disqualifying disposition and an amount equal to the lesser of (i) the fair market value of the Shares on the date of exercise minus the exercise price, or (ii) the amount realized on the disposition minus the exercise price, will be taxed as ordinary income to the optionee in the taxable year in which the disposition occurs.

         The Company may claim a tax deduction equal to the amount of ordinary income realized by the optionee. Unless the optionee is an independent contractor or foreign resident, the Company is generally required to withhold the income and employment taxes applicable to the income the optionee recognizes on the exercise of a non-statutory stock option. The Company may withhold from regular wages or supplemental wages, or otherwise insure that the taxes required to be withheld are available for payment, including the withholding of an appropriate number of Shares to be issued upon the exercise of the option.

         The foregoing is a summary of the complex federal income tax laws affecting the exercise of stock options. State and local income tax consequences may differ. An optionee who intends to exercise an option or sell or otherwise dispose of stock acquired through the exercise of an option should consult his or her own tax advisor regarding the possible federal, state, and local income tax consequences.

                      ASSIGNMENT AND FORFEITURE OF INTEREST

         Options granted under the Plan and the rights and privileges conferred thereby may not be transferred, assigned, pledged, or hypothecated in any manner (whether by operation of law or otherwise), other than by will or applicable laws of descent and distribution; provided that non-statutory stock options may be transferred to a revocable trust established by the optionee for his or her descendants, to an immediate family member, or to a partnership in which only immediate family members or such estate-planning trusts are partners. Options shall not be subject to execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of any option under the Plan, or any rights or privilege conferred by the Plan, contrary to the provisions of the Plan, or upon the sale or levy or any

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attachment or similar process upon the rights and privileges conferred by the
Plan, such option shall thereupon terminate and become void. No person may create a lien on any funds, securities, or other property held under the Plan.

         Options granted under the Plan shall continue for the duration of their original five-year term, regardless of an optionee's continued status as a Director or employee, unless an optionee's employment is terminated for "cause" (as defined in the Plan), in which case the options shall immediately expire. If an incentive stock option is not exercised within three months after termination of employment, the option shall be treated as a non-statutory option.

                          INFORMATION ABOUT THE COMPANY

         The following documents are available to holders of options without charge, upon written or oral request to the Company. Requests should be directed to the Company's office at 904 E. 10th Avenue, McMinnville, Oregon 97128, and whose telephone number is (503) 472-4691.

         (a) The Company's latest annual report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, or the latest prospectus filed pursuant to Rule 424(b) or (c) under the Securities Act of 1933, which contains, either directly or by reference, certified financial statements for the Company's latest fiscal year for which such statements have been filed.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

         (c) Information as to stock options, including the amount outstanding, exercises, prices, and expiration dates, which will be included in the future either in the Company's proxy statements, annual reports, or appendices to the prospectus.

                                                               April 20, 2000











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